UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____ )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under § 240.14a-12.

SERVISFIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SERVISFIRST BANCSHARES ANNUAL MEETING OF SHAREHOLDERS IMPORTANT UPDATE

Change in Location of the Annual Meeting of Shareholders

Meeting Date: Thursday, April 23, 2020

Meeting Time: 10:30 a.m. (Central Time)

Meeting Access: www.meetingcenter.io/258443196

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders, and our community, please note that the location of the 2020 Annual Meeting of Shareholders has been changed and will be held over the web in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. To access the virtual meeting, please click the Virtual Shareholder Meeting link found on www.servisfirstbancshares.com and referenced above. To login to the virtual meeting, you have two options: join as a “Guest” or join as a “Shareholder”. If you join as a “Shareholder”, you will be required to have a control number and password. The password for the meeting is SFBS2020.

If you were a shareholder as of the close of business on February 24, 2020, and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders (those with shares held directly with Computershare), the control number can be found on your proxy card or notice or email you previously received. Whether you plan to attend the Annual Meeting or not, we urge you to vote your proxy prior to the meeting by one of the methods described in the proxy materials previously distributed.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting as a “Shareholder”. To register, you must submit proof of your proxy power (legal proxy) reflecting your ServisFirst Bancshares holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Central Time, on April 20, 2020. You will receive a confirmation email from Computershare of your registration.

Requests for registration should be directed to Computershare at the following address:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

If you do not have your control number, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. You may access copies of our proxy statement, form of proxy and 2019 annual report at www.edocumentview.com/SFBS.

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